Epec Biofuels Holdings, Inc.

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COMMON STOCK PURCHASE AGREEMENT

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COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made and entered into effective as of the 21st day of May, 2012 (the “Effective Date”) by and between Epec Biofuels Holdings, Inc., a Florida corporation (the “Company”), and InterCore Energy Inc. (formerly Heartland Bridge Capital, Inc.), a Delaware corporation (the “Purchaser”). The Company and Purchaser shall each be referred to as a “Party” and collectively as the “Parties.”

The Parties hereby agree as follows:

1.            PURCHASE OF COMPANY COMMON STOCk.

(a)          Purchase of the Common Stock. Subject to the terms of this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to sell to the Purchaser, Twenty Million (20,000,000) shares (each a “Share” and collectively the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of Five Cents ($0.05) per Share, for total consideration of One Million Dollars ($1,000,000), (the “Consideration”) payable as follows: (i) One Hundred Fifty Thousand Dollars ($150,000) paid upon execution hereof, (ii) Six Hundred Thousand Dollars ($600,000) paid by Purchaser in 4 installments of $150,000 each on each of June 15, 2012, June 30, 2012, July 15, 2012, and July 31, 2012 (the “Installment Payments”) pursuant to the terms of a promissory note in the form of Exhibit A to be executed and delivered to the Company (the “Note”), and (iii) Two Million Two Hundred Fifty Thousand (2,250,000) shares of Purchaser’s common stock, restricted in accordance with Rule 144 (the “ICE Shares”).

(b)          Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of Twenty million (20,000,000) Shares in exchange for the payment of the Consideration shall take place on the Effective Date (the “Closing”). The Closing will take place remotely via the exchange of facsimile or electronic signature pages, or at such time and place as the Company and the Purchaser mutually agree. At the Closing, the Purchaser will deliver to the Company the Consideration including: i) One Hundred Fifty Thousand Dollars ($150,000) by wire transfer of funds to the Company, ii) delivery of the original executed Note, and (iii) the ICE Shares via a mutually acceptable method. At the Closing, the Company will prepare, endorse and issue in the name of the Purchaser stock certificates evidencing the Purchaser’s ownership of the Shares, which shall be delivered as follows:

(i) At Closing, Company will deliver to Purchaser One (1) certificate in the amount of Eight Million (8,000,000) Shares, and

ii) The balance of the Shares in Four (4) certificates in the amount of Three Million (3,000,000) Shares each of which will be held by the Company and delivered to Purchaser immediately following the Company’s receipt of each Installment Payment.

In the event of any other failure by the Purchaser to make any Installment Payment, or any other default under the Note, the Company shall have the right to cancel any of the Shares that have not been paid for and delivered to Seller.

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From and after the Closing, and unless cancelled as set forth above, the Shares shall be deemed fully issued, fully participating and voting for all purposes.

2.            Representations, Warranties, and Covenants of the Company

The Company hereby represents and warrants to Purchaser as follows:

(a)          Organization and Standing.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

(b)          Company Power.  The Company has all requisite legal and corporate power and authority (i) to execute and deliver this Agreement, (ii) to sell and issue the Shares, and (iii) to carry out and perform its obligations under the terms of this Agreement.

(c)          Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders for the Company’s authorization, execution, delivery and performance of the transactions contemplated hereunder , the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company’s obligations under this Agreement have been taken. This Agreement and any related transaction documents (collectively the “Transaction Documents”), when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Shares will be duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Company’s certificate of incorporation and bylaws (as each may be amended from time to time), will be validly issued, fully paid, and nonassessable. The Shares will be free of any liens or encumbrances, security interest, claim, or right created by the Company of third parties; provided, however, that the Shares are subject to restrictions on transfer under state and/or Federal securities laws.

(d)          Approvals. No consent, approval, or authorization of or designation, declaration, or filing with any third party, including any governmental authority, on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale, or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except (a) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares under applicable Blue Sky laws and (b) filing of a Form D with the Securities and Exchange Commission, and any applicable state filings, which filings and qualifications, if required, will be accomplished in a timely manner.

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(e)          Intellectual Property. The Company owns or possesses sufficient legal rights to (i) all trademarks, service marks, domain names, tradenames, copyrights, trade secrets, licenses, information, and proprietary rights and processes and (ii) to the Company’s knowledge, all patents and patent rights (such rights are collectively referred to herein as the “Company Intellectual Property”) that are material to, and currently used or presently proposed to be used in, the conduct of the Company’s business as now conducted and as presently proposed to be conducted. At present, the Company has no patents currently filed or patents pending. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property. The Company has not received any written notice or, to the Company’s knowledge, other communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity. To the Company’s knowledge, none of the Company Intellectual Property violates or infringes any intellectual property rights of any other party. To the Company’s knowledge, the Company Intellectual Property has not been breached by any third party. The Company has obtained and possesses valid licenses or rights to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.

(f)          Capital. The Company is currently authorized to issue One Hundred Million (100,000,000) shares of one class of common stock, par value of $0.0001 (the “Common Stock”), and Five Million (5,000,000) shares of blank check preferred stock with par value $0.0001 (“Preferred Stock”). As of April 30, 2012, and immediately prior to the Closing, there are 53,853,075 shares of the Company’s Common Stock issued and outstanding. The Company has not yet issued any Preferred Stock. Schedule 2(f) attached hereto sets forth the current and proforma capitalization of the Company, including the number of shares of the following: (i) issued and outstanding Common Stock and Preferred Stock and (ii) issued stock options. Except as set forth on Schedule 2(f) and as contemplated hereby and in connection with the Company’s current private placement, there are no outstanding options, warrants, rights, (including conversion or preemptive rights) or agreements to purchase or acquire from the Company any shares of Preferred Stock, Common Stock, or any securities convertible into or exchangeable for shares of Preferred Stock or Common Stock.

(g)          Offering. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 3 hereof, the offer, issue, and sale of the Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”).

(h)          Investment Experience. The Company is an experienced investor and is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the ICE Shares. The Company represents that it has not been organized for the purpose of acquiring the ICE Shares.

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(i)          Further Limitations on Disposition. The Company further acknowledges that the ICE Shares are restricted securities under Rule 144 of the Act, and, therefore, when issued by the Purchaser to the Company will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, the Company further agrees not to make any disposition of all or any portion of the Securities unless and until:

(i)          There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)         The Company shall have notified the Purchaser of the proposed disposition and shall have furnished the Purchaser with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Purchaser, the Company shall have furnished the Purchaser with an opinion of counsel, reasonably satisfactory to the Purchaser, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Company to a partner (or retired partner) of the Company, or transfers by gift, will, or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were purchasers hereunder.

3.            Representations and Warranties of the Purchaser

(a)          Purchase for Own Account. Purchaser represents that it is acquiring the Shares solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b)          Ability to Bear Economic Risk. Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

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(c)           Satisfaction of Due Diligence. The Purchaser acknowledges that the Company has produced and made available to the Purchaser an audited balance sheet, compilation financial statements and any other documents desired by Purchaser and/or its representatives or advisors. Purchaser acknowledges that it and/or its representatives and advisors have had the opportunity to obtain additional information to verify the accuracy of the information provided by the Company and to evaluate the risks and merits of this investment. Purchaser acknowledges that it and/or its representatives and advisors have had the opportunity to request documentation and ask questions of and receive satisfactory production and/or satisfactory answers from the Company and that all such requests and questions have been satisfied to the full satisfaction of the Purchaser.

(d)          Investment Experience. The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser represents it has not been organized for the purpose of acquiring the Shares.

(e)          Further Limitations on Disposition. Purchaser further acknowledges that the Securities are restricted securities under Rule 144 of the Act, and, therefore, when issued by the Company to the Purchaser will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(i)          There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)         Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) of Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

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(f)           Purchaser Authorization. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. The Purchaser is empowered and duly authorized to enter into this Agreement under any governing document, partnership agreement, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision or the like; this Agreement constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms; and the person signing this Agreement on behalf of the Purchaser is empowered and duly authorized to do so by the governing document or trust instrument, pension plan, charter, certificate of incorporation, bylaw provision, board of directors or stockholder resolution, or the like.

(g)           The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, (ii) to sell and issue the ICE Shares and to carry out and perform its obligations under the terms of this Agreement.

(h)           The ICE Shares have been duly authorized and, when issued and delivered in accordance with this Agreement will be validly issued, fully paid, and non-assessable and free and clear of all liens, charges and encumbrances of any nature whatsoever, except for restrictions under applicable federal and state securities laws.

(i)           Authorization. All corporate action required to be taken by the Purchaser’s Board of Directors and stockholders for the Purchaser’s authorization, execution, delivery and performance of the transactions contemplated hereunder, the authorization, sale, issuance and delivery of the ICE Shares and the performance of all of the Purchaser’s obligations under this Agreement have been taken. This Agreement and any related Transaction Documents, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The ICE Shares will be duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Purchaser’s certificate of incorporation and bylaws (as each may be amended from time to time), will be validly issued, fully paid, and nonassessable. The ICE Shares will be free of any liens or encumbrances, security interest, claim, or right created by the Purchaser of third parties; provided, however, that the ICE Shares are subject to restrictions on transfer under state and/or Federal securities laws.

(j)           Approvals. No consent, approval, or authorization of or designation, declaration, or filing with any third party, including any governmental authority, on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement or the offer, sale, or issuance of the ICE Shares, or the consummation of any other transaction contemplated hereby, except (a) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the ICE Shares under applicable Blue Sky laws and (b) filing of a Form D with the Securities and Exchange Commission, and any applicable state filings, which filings and qualifications, if required, will be accomplished in a timely manner.

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4.            CONDITIONS TO CLOSING

(a)          Conditions to Purchaser’s Obligations at the Closing. The obligations of the Purchaser to acquire the Shares at Closing are subject to the fulfillment or waiver, on or before such Closing, of each of the following conditions:

(i)          each of the representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing;

(ii)         the Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, shall not be in default under any of its obligations to the Purchasers or other third parties, and shall have obtained all approvals, consents, and qualifications necessary to complete the purchase and sale described herein;

(iii)        the Board of Directors of the Company (or the appropriate governing body) shall have duly adopted resolutions and shall have taken all action necessary for the purpose of authorizing the Company to consummate all of the transactions contemplated to occur at the Closing hereby including, without limitation, the issuance of the Shares;

(iv)        the Company shall have provided to the Purchaser reasonable documentation of the Company’s ability to utilize the intellectual property owned or licensed by it in the achievement of its business objectives;

(v)         No Material Adverse Effect shall have occurred that has not been cured by the Company to the satisfaction of the Purchaser, in its sole discretion; and

As used in this Agreement, “Material Adverse Effect” shall mean any fact, event, change, effect, condition, factor, or circumstance that individually or in the aggregate with all other facts, events, changes, effects, conditions, factors, and circumstances (i) is or is reasonably likely to be materially adverse to the business, assets, liabilities, financial condition, property, or results of operations of either Party taken as a whole or (ii) impairs or adversely affects in any material respect the Party’s ability to perform its obligations under this Agreement; provided, however that the following shall not be taken into account in determining whether a Material Adverse Effect has occurred: (a) any change or effect resulting from changes in general economic conditions in the United States or worldwide or (b) any change resulting from conditions generally affecting the industry in which the Party conducts its business.

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(b)          Conditions to Company’s Obligations. The obligations of the Company to sell and issue the Shares to the Purchaser at Closing are subject to the fulfillment or waiver, on or before such Closing, of each of the following conditions:

(i)          each of the representations and warranties of the Purchaser contained in Section 3 shall be true and correct on the date of the Closing;

(ii)         the Purchaser shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents, and qualifications necessary to complete the purchase and sale described herein;

(iii)        the Purchaser shall have delivered to the Company payment in full by wire transfer of funds to the Company for the principal amount of the Shares for that Closing; and

(iv)        the Purchaser shall have delivered to the Company a stock certificate evidencing the Company’s ownership of the ICE Shares.

5.            Miscellaneous

(a)          Board Membership. At the Closing the Purchaser shall have the right to elect one (1) individual selected by the Purchaser to the Board of Directors of the Company. Purchaser shall have this right for three (3) years after the Closing. Upon the payment of the Note in full, the Purchaser will have the right to elect a second director to the Board of Directors of the Company. Purchaser shall have this right for three (3) years after the Closing. . The Parties agree that their interests would be best served if the second director appointed by ICE had relevant industry knowledge, and the Parties agree that they will consult prior to ICE appointing such a director. ICE may initiate future changes in such a director’s appointment, subject to the same agreement to consult.

(b)          Right of Participation. So long as the Purchaser is the owner of ten percent (10%) or more of the outstanding Common Stock of the Company, the Purchaser shall have the right to participate, on a pro rata basis, in any future equity financing of the Company on the terms pari passu with most the favorable investor in such an equity financing.

(c)          Survival of Representations and Warranties. The representations, warranties, covenants, and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the Closings contemplated hereby and shall bind the successors and assigns of the relevant Party, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of the successors and assigns of the parties hereto and to transferees of the Shares or Conversion Shares, whether so expressed or not.

(d)          Entire Agreement. The Transaction Documents, including the Promissory Note constitute the full and entire understanding and agreement among the parties hereto with respect to the subject matters hereof and thereof, and any and all other written or oral agreements existing prior to or contemporaneously herewith are expressly superseded and canceled.

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(e)          Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements, documents, and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company on the one hand and the Purchaser on the other and no delay on the part of any Party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. Any term or provision hereof may be amended, terminated, or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 5(e) shall be binding upon each holder of Shares purchased under this Agreement at the time outstanding (including Conversion Shares into which the Shares have been converted), each future holder of all such securities and the Company.

(f)          Notices and Demands. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if faxed (with transmission acknowledgment received), delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

To the Company:	Epec Biofuels Holdings, Inc.
1776 N. Pine Island Road, Suite 316
Plantation, FL 33322
Attention: Steve Relis, CFO

To the Purchaser:	Heartland Bridge Capital, Inc.
1 International Boulevard - Suite 400
Mahwah, NJ 07495-0027
Attention: James F. Groelinger, CEO

With a copy to:	The Lebrecht Group, APLC
9900 Research Drive
Irvine, CA 92618
Attention: Craig V. Butler, Esq.
Facsimile No.: (949) 635-1244

or to such other address or fax number of which any Party may notify the other Party as provided above. Notices shall be effective as of the date of such delivery, mailing or fax.

(g)          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

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(h)          Counterparts. This Agreement and any exhibit or schedule hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit or schedule hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

(i)          Effect of Headings; Construction. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The parties have participated jointly in the negotiation and drafting of the Transaction Documents with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

(j)          Governing Law; Venue. This Agreement is executed pursuant to and shall be interpreted and governed for all purposes under the laws of the State of Texas. Any cause of action brought to enforce any provision of this Agreement shall be brought in the appropriate court in Fort Bend County, Texas. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect. This Agreement shall supersede any previous agreements, written or oral, expressed or implied, between the parties relating to the subject matter hereof.

(k)          Expenses. Each Party shall pay their own expenses in connection with this Agreement and the Shares. In addition, should either Party commence any action, suit or proceeding to enforce this Agreement or any term or provision hereof, then in addition to any other damages or awards that may be granted to the prevailing Party, the prevailing Party shall be entitled to have and recover from the other Party such prevailing Party’s reasonable attorneys’ fees and costs incurred in connection therewith.

(l)          Certain Fees. Purchaser represents that it has not authorized any finders fees or agreed to pay any commission with respect to the transactions contemplated by the Transaction Documents. Any brokerage or finder’s fees or commissions that may, are, or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents, or the concurrent private offering being conducted by the Company. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents, or the concurrent private offering being conducted by the Company.

[signature page follows]

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In Witness Whereof, the Parties have executed this Common Stock Purchase Agreement as of the date first written above.

THE COMPANY:

EPEC BIOFUELS HOLDINGS, INC.

By:
Steven Vanechanos, Executive Chairman

THE PURCHASER:

INTERCORE ENERGY, INC.

By:
James F. Groelinger, CEO

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SCHEDULE 2(f)

CAPITALIZATION

The Company is currently authorized to issue One Hundred Million (100,000,000) shares of one class of common stock, par value of $0.0001 (the “Common Stock”), and Five Million (5,000,000) shares of blank check preferred stock with par value $0.0001 (“Preferred Stock”).

As of April 30, 2012, and immediately prior to Closing, there are 53,853,075 shares of the Company’s Common Stock issued and outstanding (including 17,580,000 shares of Common Stock issued in connection the Company’s Restricted Stock Incentive Program and which remain subject to forfeiture and termination, discussed below). The Company has not yet issued any Preferred Stock.

Warrants. In addition, as of April 30, 2012, the following warrants are outstanding: (i) 2,192,000 five year warrants exercisable at $0.75 (expire August 4, 2014); (ii) 250,000 four year warrants exercisable at $1.00 (expire November 2013); (iii) 100,000 three year warrants exercisable at $0.25 (expire June 2013); and (iv) 1,000,000 three year warrants exercisable at $0.10 (ten cents) (expire January 2013); and (v) 1,500,000 four year warrants at $0.05 (five cents) (expire April 2016) issued in connection with the Bridge Loan (discussed below).

Restricted Stock Incentive Program. Included in the total shares issued and outstanding as of April 30, 2012, are approximately 17,580,000 shares that have been issued as part of incentive packages to certain consultants, executive officers and members of the board of directors of the Company, as part of their compensation. These shares contain forfeiture provisions based on certain contingency events over the next 3 years. Accordingly, the pro-forma capitalization table below includes these 17,580,000 shares as validly issued and outstanding although these shares may be forfeited and cancelled to the extent that any of the defined contingencies, including resignation or removal of the relevant consultants, executive officers and/or directors. In these circumstances, the total issued and outstanding shares reflected and the pro-forma capitalization would be reduced accordingly.

Bridge Loan. In order to ensure the Company’s ability to complete its intended SCP Transaction prior to the completion of this private placement, on April 24, 2012, the Board of Directors approved a short term bridge loan (the “Bridge Loan”) in the amount of $300,000 for 60 days, with 10% annual interest, along with the issuance of 1,500,000 warrants exercisable for four years at $0.05 (five cents) per share. Co Vice Chairman and Director James R. Hyde and an unrelated third party individual (together the “Bridge Lenders”) funded the Bridge Loan in two tranches of $150,000 each on or before May 1, 2012.

Settlement of Outstanding Debt. As of April 30, 2012, the Company has total outstanding debts of $195,200, including $17,223 in current and trade accounts payables and $177,977.51 in loans from certain shareholders (the “Shareholder Loans”) (excluding the Bridge Loan). On April 24, 2012 the Board of Directors approved a proposed repayment and settlement of all of the Shareholder Loans by 50% cash payment and the balance in restricted common stock calculated at the same price of this private placement. Accordingly, the Company intends to use approximately $88,988.75 of the proceeds of this private placement for debt settlement and conversion along with approximately 1,779,775 shares of Common Stock to settle the Shareholder Loans. The pro-forma capitalization table below includes an allocation for the intended issuance of 1,779,775 shares of Common Stock for conversion of the Shareholder Loans. To the extent that the debt holders agree to take a greater portion of the Shareholder Loans or other payables in stock, the Company reserves the right to issue additional shares of Common Stock for the conversion of the Shareholder Loans or other accounts payable. The Company reserves the right to vary the terms on a case by case matter in negotiating with the debt holders. (see footnote 2 below).

PRO-FORMA CAPITALIZATION TABLE

EPEC Biofuels Holdings, Inc.
Capitalization/Dilution table
Common Shares Authorized	100,000,000
Par value	$0.0001
Preferred Shares Authorized	5,000,000
Par value	$0.0001

Pro-Forma of all Transactions		% of Shares Outstanding	Fully Diluted Basis

Common shares outstanding as of 4/30/12	53,853,075	100%	66.8%

Shares sold in this private placement (assuming fully subscribed)	25,000,000		31.0%

Shares to be issued in connection with Settlement of outstanding debts (2)	1,779,775		2.2%

Total Shares	80,632,850		100.00%

	Actual April 30, 2012	Fully Diluted Basis (1)
Common Stock; Outstanding (100,000,000 shares authorized $0.0001 par value),	53,853,075	85,674,850

Par Value of Common Stock Outstanding; 100,000,000 shares authorized $0.0001 par value	$5,385	$8,567

Preferred Stock; 5,000,000 shares authorized $0.0001 par, no shares issued and outstanding	-	-
Paid in capital	$4,566,444	7,996,250
Accumulated deficit	(4,628,771)	(4,628,771)
Total stockholders' equity (deficit)	(56,942)	3,367,479
Total capitalization	(56,942)	3,367,479

(1) Fully diluted basis includes the 25,000,000 shares intended to be sold in the current private placement along with the conversion of (i) 2,192,000 warrants at $0.75; (ii) 250,000 warrants at $1.00; (iii) 100,000 warrants at $0.25; (iv) 1,000,000 warrants at $0.10 and (v) 1,500,000 warrants at $0.05.

(2) See discussion above entitled “Settlement of Outstanding Debt” in connection with conversion of Shareholder Loans to equity.

EXHIBIT A

Note